EXHIBIT 10.29



                        IBIS Commerce & Investment Group,
                                      Ltd.
                               21175 Maekarus Ave.
                                 Nicosia, Cyprus



Mr. Terry Cooke
Chief Executive Officer
Chairman of the Board
Power Interactive Media, Inc.
181 Whitehall Drive
Markham, Ontario, Canada L3R9T1

Re:  Power Interactive Media, Inc.
     Financing in the amount of the EURO equivalent of USD $6,000,000.00.



Dear Mr. Cooke,
We are pleased to confirm, subject to your written acceptance, that IBIS Commerce & Investment Group, Ltd. (hereinafter referred to as the "Lender"), will make available to Power Interactive Media, Inc., (hereinafter referred to as the "Borrower"), a loan (the "Loan"), which shall be subject to the terms and conditions set forth below (this "Loan Commitment").

AMOUNT
The EURO equivalent of Six Million United States Dollars, to be funded and repaid by the Borrower in the lawful currency of the European Union, the EURO. The Loan shall be exclusively dedicated for debt retirement, inventory, operations, and product development of Power Interactive Media, Inc.

SECTION I

DEFINITIONS
All capitalized terms contained in this Loan Commitment shall be defined as set forth below:

AMENDMENTS AND WAIVERS

Any provisions of this Loan Commitment may be amended or waived, only in writing and at the sole discretion of the Lender.
     (a) Borrower may not assign or otherwise transfer any of its rights or obligations under this Loan Commitment to any third party.
     (b) Borrower shall not distribute any copies or partial copies of the Loan Commitment to any third party other than to its legal counsel and any other parties referenced in the Loan Commitment, without written consent of the Lender.

BORROWER
Shall mean Power Interactive Media, Inc.

BUSINESS DAY
Shall mean a day other than Saturday or Sunday or a legal holiday in which commercial national banks located in the State of New York are open for banking business in the United States of America.

CLOSING DATE
Shall mean the date of execution and delivery of any and all other documents the Lender and its counsel(s) may deem to be appropriate and as set forth in the Conditions Precedent to Closing, to occur on or before November 5th, 2001 in the United Kingdom.

CONFIDENTIALITY
Shall mean the Lender agrees to hold any Due Diligence information that it may receive from the Borrower pursuant to this Loan Commitment, in confidence, except for disclosure to: (a) legal counsel, accountants and other professional advisors to the Borrower, the Guarantor, or the Lender; (b) to regulatory officials having jurisdiction over the Lender; (c) as required by law or legal process or in connection with any legal proceeding to which the Borrower and Guarantor(s) are a party; (d) to any other financial institution(s) in connection with a disposition or proposed disposition of all or any part of the Lender's interest hereunder; and (e) with regard to the Collateral, in connection with any disposition thereof, provided, however, that nothing in this section shall be construed to create or give rise to any fiduciary duty on the part of the Lender to the Borrower or to the Guarantor or to create or give rise to any relationship of confidence or trust from the Lender to the Borrower and Guarantor.

CURRENCY
Shall mean, for the term of this transaction, the EURO, and repaid in EUROS unless changed by the Lender prior to closing.

DEFAULT INTEREST RATE
Shall mean in the event that the Borrower fails to pay the interest on the Loan or any other amount due, whether by scheduled maturity notice or prepayment, acceleration or otherwise, the Borrower shall, on demand from time to time, pay interest to the extent permitted by law, on such past due amount for the period from the due date to the date of actual payment, at a rate per annum equal to the current interest rate plus one and one half percent (1.5%).

DISBURSEMENT DATE(S)
Shall mean the date upon which the Lender advances the Loan proceeds, in form and content fully satisfactory to the Lender. This shall be 7 days following the Closing Date.

DISCLOSURE
Shall mean that the Borrower consents and agrees to permit the Lender to conduct any appropriate credit checks and investigations, warranties and understandings made by the Borrower and/or the Guarantor to the Lender (the Due Diligence). The Borrower and the Guarantor hereby agree to fully cooperate with the Due Diligence process. Said Due Diligence shall be for the use of the Lender and shall be fully satisfactory to the Lender, in the Lender's sole discretion. The Borrower and the Guarantor warrants that each has disclosed any and all Due Diligence considered material in nature and request of the Loan Commitment and hereby agrees to supplement all such Due Diligence prior to any Disbursement Date.

DISPUTE RESOLUTION
Shall mean in the event that any disputes may arise between the parties:

     (a) At the sole option of the Lender, the Borrower hereby irrevocably and exclusively agrees to submit the disputes within five(5) business days for arbitration in accordance with the Commercial Rules of the International Chamber of Commerce, Paris, France and each party shall pay their expenses for the costs of arbitration. It is further agreed that all settlements established by the arbitration shall be considered final and binding between the parties, and no other legal actions or proceedings shall be permitted. The Borrower and Guarantor hereby exclusively submit and consent to the location of Paris, France.
     (b) If the Lender does not wish to arbitrate, then the Borrower hereby irrevocably consents to the personal jurisdiction of Paris, France.

DRAW DOWN PERIOD
Shall mean that time in which the Lender disburses the Loan proceeds to the Borrower in one disbursement, unless modified by the mutual consent of the Borrower and the Lender.

EUROS
Shall mean the lawful currency of the European Union. All figures referred to in this Loan Commitment or any of the other Loan Documents are in Lawful currency of the European Union unless changed by the Lender prior to Closing.

EVENTS OF DEFAULT
Shall mean those events by which the Borrower fails to make timely and punctual repayments of the Loan to the Lender or fails to strictly adhere to any other covenants and conditions of lending or lending as set forth in the Loan Documents under a period, which exceeds the late payment provisions of the Loan Agreement.

EXPIRATION
Shall mean the date upon which this Loan Commitment is no longer n force or effect, which shall be on or before seven days following receipt by the Borrower.

GRACE PERIOD
Shall mean the period allowed by the Lender during which no interest or principal payments are made. Interest shall be paid on any amounts disbursed to the Borrower as set forth in Interest Rate and Loan Repayment provisions of this Loan Commitment.

GUARANTOR
The Guarantor in this instance shall be the Borrower.

INTEREST AND PRINCIPAL REPAYMENT DATES
Shall mean the date as set forth in any of the Loan Documents or every six months in arrears following Disbursement.

LANGUAGE
Shall mean that this transaction and all of the referenced documents shall be submitted to the Lender in the English language or with a certified English translation. Recognized translators, approved by the Lender, may only conduct such translation. All costs related to such a translation shall be borne by the Borrower.

LATE PAYMENT FEE
Shall mean that cost added to the outstanding Loan balance at the time any principal or interest payments have not been received by the Lender after the payment grace period. Said rate shall be one quarter of one percent (.25%) of the outstanding balance based upon three hundred and sixty (360) days.

LENDER
Shall mean IBIS Commerce & Investment Group. Ltd.

LOAN CLOSING
Shall mean the time at which the Borrower executes the Loan Documents and delivers said documents to the Lender and or its counsel, on or before November 5th, 2001, after which time the Loan Commitment shall automatically expire and shall no longer be in force or effect.

LOAN DOCUMENTS
Shall mean Loan Agreement, Master Promissory Note, Time Draft, The Guarantee Agreement and Instrument (at option of the Lender) and any and all Documents deemed necessary and appropriate by the Lender and its counsel in connection with the conditions of lending as set forth in Conditions Precedent to the Loan Closing and the Conditions Precedent to Disbursement, whichever shall be applicable.

LOAN ISSUANCE COSTS
The Borrower shall pay to the Lender the Loan Issuance Costs of three (3) percent of the gross loan amount as it relates to the issuance and disbursement of the Loan.

LOAN PROCEEDS
Shall mean an amount available to the Borrower (in disbursements), not to exceed the amount of the EURO equivalent of Six Million United States Dollars (USD $6,000,000.00), with conversion to be calculated and fixed one week prior to loan closing.

LOAN TERM
Shall mean the period of time from the Disbursement Date to the Maturity Date, in this instance Ten (10) years. In this instance, the loan term shall be ten years with a renewable option after the first five years for an additional five years.

MATURITY DATE
Shall mean ten (10) years beginning with the Disbursement Date.


SECTION II

CONDITIONS PRECEDENT TO CLOSING
The obligation of the Lender to proceed with the Loan Closing is subject to its complete and full satisfaction or written waiver by the Lender and/or its legal counsel as to the following:

     (a) The Lender shall have received, in form and substance fully acceptable to its legal counsel, a legal opinion from the Borrower's and any Guarantor's attorney or law firm, being duly admitted to practice law before the highest courts, submitted in the original to the Lender, on behalf of the Borrower. Such legal opinion(s) shall contain the following:

          i) The Borrower has executed and delivered to the Lender this Loan Commitment and was authorized to do so.
          ii) The Borrower is duly organized, validly existing and in good standing under the laws of the United States of America.
          iii) The Borrower is authorized to enter into the Loan and fully perform under the terms and conditions as provided in the Loan Documents.
          iv) The Borrower is authorized to execute the Loan Documents and was authorized to execute and deliver this Loan Commitment.
          v) There is no statutory or regulatory legal impediment for the Borrower to obtain the Loan and that the Borrower has (or will before Closing), obtained all permits, authorizations, licenses, and approvals by or from all political and financial regulatory bodies governing loans of this nature and the commercial activity for which the Loan is granted.
          vi) There are no undisclosed parties of interest to the Loan, and to the best of the knowledge of the Borrower's counsel, the Borrower is not in danger of any default of any obligations to third parties.
          vii) There exist no governmental impediments prohibiting the Borrower from performing all of its respective obligations set forth under the Loan Documents.
          viii)The Borrower has all necessary and required licenses and permits to operate, develop and perform its obligations in the United States.

     (b) While the Loan is outstanding, the Borrower shall be restricted from selling or transferring any ownership interests in the Joint Venture between the Lender and the Borrower without the prior written consent of the Lender. The structure of such Joint Venture shall be contained in the Addendum A to the Loan Commitment. The Borrower/Guarantor shall deliver to their counsel for safe keeping, their 51% of the Class A voting preferred stock or equivalent. The Borrower's counsel shall provide the Lender at the Loan Closing, a Certificate of safe keeping as relates to the Borrower's ownership interest and shareholder certificate. This shall apply for the term of the Loan and Joint Venture.
     (c) The Borrower shall have paid all costs required by it to be paid to the Lender prior to and up to the Closing of the Loan.
     (d) No material adverse change shall have occurred in the respective financial conditions of the Borrower or Guarantor and that the Board of Directors of Power Interactive Media, Inc. has approved the business plan by appropriate resolutions.
     (e) All documentation appropriate and relative to the Loan shall have been delivered to the Lender and its counsel, and all legal matters in connection with the Loan contemplated by this Loan Commitment, shall be in form and substance fully acceptable to the Lender and its legal counsel and received by the Lender in accordance with this Loan Commitment.
     (f) Within ten (10) Business days prior to the Closing Date, the Borrower shall provide the Lender with projections of quarterly operating statements reflecting income, revenues, expenses, and debt service for a period of not less than one (1) year in detail expressed in EURO currency and in the English language.

     (g) Within fifteen (15) Business days prior to the Closing Date, the Borrower shall provide the Lender with appropriate financial statements issued in accordance with the International Accounting Rules in detail expressing EURO currency, which statement(s) are not more than forty-five (45) calendar days reflecting the financial condition of the Borrower and in the English language.
     (h) The Lender shall be granted site inspection rights with reasonable notice to the Borrower. The Lender or its representative prior to and/or after the Loan Disbursement Date, all at the sole option of the Lender, shall conduct any such inspections. Such expense shall be borne by the Borrower. For each fiscal quarter, the Lender shall receive expense and income reports, beginning the first calendar quarter after the Loan Disbursement Date.
     (i) The Borrower shall deliver to the Lender, the unconditional guarantee acknowledging such obligation to guarantee the full principal and interest amount of the Loan for its Term.
     (j) The Borrower shall deliver to the Lender such guarantee in a form and content satisfactory to the Lender and the Lender's counsel stating that the Guarantor, Power Interactive Media, Inc. acknowledges the Loan proceeds will be used for the purposes set forth.


SECTION III

COLLATERAL DOCUMENTS
     (a) The Borrower and Guarantor shall provide the Lender, as evidence of the Loan and as collateral and security for the principal and interest payments due under the One (1) Master Promissory Note and delivered to the Lender in form and content acceptable to the Lender and its counsel and payable at the bank's counters designated and directed by the Guarantor.
     (b) The Borrower's Master Promissory Note for the principal amount of the EURO equivalent of Six Million United States Dollars (USD
          $6,000,000.00) plus interest shall have a guarantee, which will reflect the full faith and credit of such a financial institution, which will guarantee the loan amount. Any administration of collection and repayment to the Lender's accounts shall be established through mutual agreement between the Lender and Guarantor.

COUNTER EFFECTIVENESS
This Loan Commitment may be signed in any number of counterparts, each of which shall be an original, with the same effect as the signatures thereto and hereto upon the same instrument. This Loan Commitment shall become effective when the Lender shall have timely received all counterparts.

SECTION IV

DISPOSITION OF THE BORROWER'S REMAINING DEPOSITS
After the deduction of the Lender's costs incurred to date, any deposit monies paid by the Borrower shall be refunded only in the event of written notice to the Borrower by the Lender that the Lender elects to decline closing the Loan for reasons not due to any fault or cause by the Borrower. The refund to the Borrower by the Lender of such remaining deposit monies shall constitute the Borrower's sole remedy under this Loan Commitment. In the event the Lender is prepared to close the Loan, but the Loan fails to disburse for any reason not due to the fault of or failure/cause by the Lender, then all deposit monies paid by the Borrower are deemed to be non-refundable.

DUE DILIGENCE
Notwithstanding the giving of the Loan Commitment herewith, the Lender hereby advises the Borrower that it reserves the right and will exercise the right to conduct its Due Diligence up to the very moment before execution of the Loan Documents and/or the Closing of the Loan. Due Diligence shall consist of and include, but not limited to, further examination of the Borrower's and Guarantor's financial statements, the making of outside inquiries, employing the services of credit and other agencies and making telephone and other inquiries concerning the Borrower, the Guarantor, the underlying project and any and all matters ancillary to, or associated with the project in respect of which the Loan application has been made.

EVENTS OF DEFAULT

If one or more of the following Events of Default shall have occurred and be continuing by the Borrower or Guarantor, this Loan Commitment shall then automatically become null and void:
     (a) The Borrower shall fail to pay when due any costs or any other amounts payable under, or in connection with this Loan Commitment or the Loan Documents. Receipt of principal payments shall be subject to a five
          (5) day grace period.
     (b) The Borrower shall fail to observe or perform any requirements set forth in the conditions of Loan Closing of the Loan Commitment.
     (c) The Borrower shall fail to observe or perform any non-financial covenants contained in the Loan Documents for a period of fifteen (15) calendar days.
     (d) Any representation, warranty, covenant, undertaking, certification or statement made by the Borrower or Guarantor in the Loan Commitment, or in any certificate, financial statement or other document delivered pursuant to this Loan Commitment shall prove to have been an incomplete or inaccurate statement, untrue or incorrect in any respect when made.
     (e) The Borrower or Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debt under any bankruptcy, insolvency or similar law nor or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by and such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they come due.

     (f) An involuntary case or other proceeding shall be commenced against the Borrower, the Project and existing improvements, more commonly known as "Power Interactive Media, Inc.", or Guarantor seeking liquidation, reorganization or other relief with respect to it or its debt under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain un-dismissed and un-stayed for a period of sixty (60) days, or an order for relief shall be entered against the Borrower under any applicable bankruptcy law now or hereafter in effect.
     (g) The Borrower or Guarantor, individually or collectively shall not sell, transfer, assign, pledge, hypothecate, grant an interest or otherwise encumber its interest in any Collateral assigned as security for the Loan without the Lender's prior consent.
     (h) The Borrower or Guarantor shall not amend or modify any Loan Documents without the written consent of the Lender.

GOVERNING LAW
This Loan Commitment and the Loan Documents shall be constructed in accordance with and governed by the laws of the United Kingdom and its legal structure.


SECTION V

GOVERNMENT APPROVAL
The Borrower, if applicable shall provide all registrations with or notice to, or consent for, or approval of, or any other action by any government or governmental agency, authority or regulatory body that is or will be required of it in connection with the following: (i) the execution, delivery, and performance of this Loan Commitment by it; (ii) the execution and delivery by it of any guarantee(s); (iii) the Loan Documents; or (iv) conversion and export of any and all EURO repayments required under the Loan repayment terms set forth herein.

INDEMNITY
In addition to the payment of the Lender's expenses, regardless of whether the transaction contemplated hereby shall be consummated, the Borrower and the Guarantor hereby agree to indemnify, exonerate, pay and hold harmless the Lender and holders of any notes and the officers, directors, partners, members, employees and agents of counsel to the Lender or such holders (collectively, the "Indemnitees" and individually, the

"Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, actions, cause of action, judgments, suits, claims, court expenses of any kind or nature whatsoever, including the reasonable fees and expenses of counsel to Indemnities (including allocated fees and expenses of legal counsel of the Lender), in connection with any investigative and/or administrative process except in the case of the Lender's gross negligence or wilful misconduct or violation of any law, rule or regulation having application to the Lender's activities.


SECTION VI

INTEREST RATE AND LOAN REPAYMENT
     (a) The Loan shall bear an interest on the unpaid principal amount thereof, during the period from the Disbursement Date of the Loan up to and including the Maturity Date, at the fixed rate of three (3) points over LIBOR set at the time of Loan Closing.
     (b) The Borrower shall make the payment of principal along with accrued and unpaid interest on the Loan in semi-annual instalments in arrears. The first payment of interest and principal shall commence six months from the date of disbursal of Loan Proceeds and continue for a total of sixty (60) months OR a total of One Hundred and Twenty (120) months if the option for renewal is selected.
     (c) Payment shall be due in effective EUROS in immediately available funds to the Lender at the Lender's collection facility as designated by the Lender in the Notice and Communications provisions of the Loan Documents via S.W.I.F.T. Wire of principal and interest on the Loan shall be due on a day that if not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and such payment shall be made with accrued interest to such extended payment date. If the date for any payment of principal is extended by operation of law or otherwise, accrued interest thereon shall be payable for such extended time.
     (d) In the event the Loan granted herein is not closed by November 5th, 2001, and the Lender, in its sole discretion, elects to close the Loan, the Lender at its sole option, shall additionally have the sole right to modify the interest rate set for in section (a) above, by written notification of the Borrower.


SECTION VII

LOAN ISSUANCE COSTS
The Borrower shall pay to the Lender the Loan Issuance Costs of three (3) percent of the gross loan amount as it relates to the issuance and disbursement of the Loan.

NO MATERIAL MISSTATEMENTS
No information, agreement, report, studies, contracts, furnished by or on behalf of the Borrower or Guarantor to the Lender in connection with the negotiation of the Loan or included therein or delivered pursuant thereto contains any material misstatements of facts or omits to state any material fact necessary to make the statements contained therein not misleading.

SECTION VIII

NOTICE AND COMMUNICATION
     (a) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile or similar writing) and shall be given to such party as its address or facsimile number of such other address or facsimile number as such party may hereafter specify for purpose by appropriate notice as follows:

     For notice to the Lender
                  General Director
                  IBIS Commerce & Investment Group, Ltd.
                  21165 Maekarus Ave.
                  Nicosia, Cyprus

     For notice to the Borrower
                  Mr. Terry Cooke
                  Chairman of the Board and
                  Chief Executive Officer
                  181 Whitehall Drive
                  Markham, Ontario, Canada L3R 9T1

     (b)  Each notice, request or other communication shall be effective
          i) If given by facsimile, when such facsimile is transmitted to the facsimile number specified in this section;
          ii) If given by messenger or courier after such communication is received.

PUBLIC ANNOUNCEMENTS
The Lender shall require notification and shall review and approve all press releases or announcements as it relates to the granting of the Loan.

SEVERABILITY OF OFFENDING PROVISIONS
Any provision of this Loan Commitment, which is prohibited or unenforceable in any competent jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other competent jurisdiction.

Agreed to and Approved by:

IBIS Commerce & Investment Group, Ltd.      Power Interactive Media, Inc.

By:  K. Bin Hum /s/K Bin Hum              By /s/ Terry Cooke
                                               --------------------------------

Title:  Exec. Partner                     Title: President & CEO

Date:                                     Date: August 8, 2001





Confirmed & Approved
LDS TRUST - Kirshburg, Luxemebourg